UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2009
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State of other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     As previously disclosed in the Company’s Form 8-K filed with the SEC on February 18, 2009 (the “Prior 8-K”), on February 12, 2009, the Company sold 1,355,857 shares of Series E Preferred Stock and warrants to purchase an aggregate of 406,759 shares of Common Stock (the “Equity Financing”). In connection with the Equity Financing, and as described in the Prior 8-K, the Company also entered into an exchange agreement, dated February 12, 2009, with the purchasers of the Series E Preferred Stock and warrants (the “Exchange Agreement”).
     On April 15, 2009, the Company closed the transactions contemplated by the Exchange Agreement, exchanging all 1,355,857 outstanding shares of the Series E Preferred Stock for an equal number of shares of a new series of preferred stock of the Company, the Series F Preferred Stock. The Series F Preferred Stock is identical to the Series E Preferred Stock (as described in the Prior 8-K) in all respects, except that its liquidation preference is senior to the Company’s existing series of preferred stock, whereas the Series E Preferred Stock’s liquidation preference was junior to the existing series of Preferred Stock.
     The Series F Preferred Stock was created, and the exchange occurred, following approval by the Company’s shareholders at a Special Meeting on April 14, 2009, of amendments to the Company’s Articles of Incorporation that were necessary to allow for the Series F Preferred Stock to have a liquidation preference senior to the Company’s existing series of preferred stock.
     The offers and sales of Series F Preferred Stock were made to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and therefore are exempt from the registration requirements of the Securities Act.
     The number of shares of Common Stock issuable upon conversion of a share of Series F Preferred Stock at any time is equal to $2.22 divided by the conversion price then in effect, which is initially also $2.22 per share. Accordingly, each share of Series F Preferred Stock is initially convertible into one share of Common Stock. The conversion price is subject to anti-dilution adjustments in the event of stock splits and similar events.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 14, 2009, the Company filed Articles of Amendment of Second Restated Articles of Incorporation with the Minnesota Secretary of State, a copy of which is filed as an exhibit hereto.
     On April 15, 2009, the Company filed the Certificate of Designation of Preferences of Series F Preferred Stock with the Minnesota Secretary of State, a copy of which is filed as an exhibit hereto. The Series F Preferred Stock is identical to the Series E Preferred Stock (as described in the Prior 8-K) in all respects, except that its liquidation preference is senior to the Company’s existing series of preferred stock, whereas the Series E Preferred Stock’s liquidation preference was junior to the existing series of Preferred Stock.
     On April 17, 2009, the Company filed a Statement of Cancellation of the Certificate of Designation of Preferences of Series E Preferred Stock, a copy of which is filed as an exhibit hereto. Pursuant thereto, the 1,400,000 shares formerly designated as Series E Preferred Stock shall have the status of authorized but unissued, undesignated stock.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1	Articles of Amendment of Second Restated Articles of Incorporation, dated April 14, 2009.

3.2	Certificate of Designation of Preferences of Series F Preferred Stock, dated April 15, 2009.

3.3	Statement of Cancellation of the Certificate of Designation of Preferences of Series E Preferred Stock, dated April 17, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2009	XATA CORPORATION
	By:	/s/ Wesley Fredenburg
Wesley Fredenburg, General Counsel